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                                                                   Exhibit 10.25

                                    AGREEMENT

     This Agreement is made as of June 28, 2002 by and between HARRIS INTERACTIVE INC., a Delaware corporation with offices at 135 Corporate Woods, Rochester, New York 14623 ("Harris") and BRUCE A NEWMAN ("Executive").

     WHEREAS, Executive is employed by Harris in a key executive and managerial role, and Harris desires to provide additional employment incentives to Executive,

     NOW THEREFORE, in consideration of the continued employment of Executive by Harris, the mutual promises herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Definitions.

     (a) "Cause" shall mean (i) refusal or substantial failure to perform (other than due to physical or mental disability), or misconduct in the performance of, the ordinary and customary duties of Executive as required by Harris, or the new employer (the "New Employer") resulting from a Change of Control, from time to time provided that such duties are of the general nature and type performed by the Executive in the six months preceding the date of this Agreement and further provided that such refusal, failure, or misconduct has continued after Harris or the New Employer has given Executive five business days written notice of same,
(ii) overt and willful disobedience of orders or directives issued by the Board of Directors of Harris or the New Employer that are within the customary scope of Executive's duties to Harris or the New Employer, (iii) conviction or of commission of any felony, whether or not related to performance of duties under this Agreement, (iv) commission of any other illegal act if committed in connection with the performance of duties for Harris or the New Employer if such act could reasonably tend to bring Harris or Executive into disrepute in the community, or (v) material violation of Harris's or the New Employer's written rules, regulations or policies of general application provided that such violation has continued after Harris or the New Employer has given Executive five business days written notice of same.

     (b) A "Change of Control" shall be deemed to have occurred if:

          (i) a majority of the members of the Board of Directors changes within any twelve month period;

          (ii) the stockholders of Harris approve a complete liquidation or dissolution of Harris, except in connection with a recapitalization or other transaction which does not otherwise constitute a Change of Control for purposes of subsection (iii) or (iv) below;

          (iii) any consolidation or merger of Harris occurs in which Harris is not the continuing or surviving corporation or pursuant to which the shares of common stock of Harris would be converted into cash, securities or other property; or

          (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets accounting for fifty percent (50%) or more of total assets or fifty percent (50%) or more of the total revenues of Harris occurs;

other than, in case of either subsection (iii) or (iv), a consolidation or merger with, or transfer to, a corporation or other entity of which, or of the parent entity of which, immediately following such consolidation, merger, or transfer, (x) more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other determination of governing body) is then beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by all or substantially all of the individuals and entities who were the owners of Harris common stock immediately prior to such consolidation, merger or transfer in substantially the same proportion, as among themselves, as their ownership of such common stock immediately prior to such consolidation, merger or transfer, or (y) a majority of the directors (or other governing body) consists of members of the Board of Directors of Harris in office during the twelve months preceding the applicable transaction.

     (c) "Bonus" shall mean non-salary, discretionary cash compensation, whether paid under a performance based bonus plan or otherwise.


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     (d) "Good Reason" shall mean:

          (i) material breach of Harris's or the New Employer's obligations to Executive, including without limitation any assignment of duties not part of duties normally performed by persons holding the position of chief financial officer in companies comparable to Harris unless previously agreed to in writing by Executive, provided that Executive shall have given reasonably specific written notice thereof to Harris and/or the New Employer, and Harris and/or the New Employer shall have failed to remedy the circumstances within ten business days thereafter;

          (ii) any decrease in Executive's base salary as in effect immediately prior to any Change of Control, or any material decrease in Executive's benefits if such modification is not of general applicability to other senior executives of Harris or the New Employer;

          (iii) the relocation of Executive's principal office to a location more than thirty (30) miles from the location of his office immediately prior to any Change of Control; provided, however, that Executive's principal office shall not be deemed to be relocated by virtue of Executive being required to spend up to ten working days per month on average in Harris's or the New Employer's, and their affiliates', other offices; or

          (iv) the failure of any New Employer or successor in interest of Harris to be bound by the terms of this Agreement.

     2. Compensation After Change of Control. If at any time within the first year after a Change of Control Executive's employment is terminated by Harris or a New Employer other than for Cause, or Executive terminates his employment for Good Reason, Executive shall be entitled to receive the benefits provided in this Section 2.

     Commencing on the first day of the first month following the date of termination and continuing on the first day of the next succeeding eleven months (for an aggregate total of twelve months), Harris or the New Employer shall pay to the Executive a payment equal to one-twelfth of the sum of (i) Executive's base annual salary at the rate in effect immediately before the effective date of the Change of Control, and (ii) one times the average annual value of the Executive's annual Bonus (with such average based on Bonuses earned during the immediately preceding two full fiscal years). If, however, termination is by Employee for Good Reason under subsection (iv) of the definition thereof, the payment to Executive shall be made in a single aggregate lump sum, rather than in twelve installments.

     In addition to such compensation, Harris or the New Employer shall provide, or cause to be provided, health insurance benefits equivalent to those provided by Harris immediately prior to the Change of Control.

     Such payments shall be in addition to, and not in lieu of, payments otherwise due under Harris and/or the New Employer's employment policies.

     3. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, legal representatives, successors, and assigns of the parties hereto.

     4. Governing Law. This Agreement shall be construed under and governed by the laws of the State of New York, without reference to principles of conflicts of laws. The parties hereto consent to exclusive venue in the courts of the State of New York sitting in Monroe County, or in the United States District Court, Western District of New York.

     5. Entire Agreement/Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall not be modified or amended except in writing signed by both of the parties. No waiver of any breach of this Agreement shall be a waiver of any preceding or succeeding breach, and no waiver of any right under this Agreement shall be construed as a waiver of any other right.

     6. Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                            [Signature Pages Follow]

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HARRIS INTERACTIVE INC.


By:       /s/ Gordon S. Black
          -------------------

Title:    Chairman and Chief Executive Officer
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/s/ Bruce A. Newman
-------------------
Bruce A. Newman


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